Exhibit 10-D


                            DONALDSON COMPANY, INC.

                          Performance Award Agreement


     This Agreement is made as of the _____ day of _____, 19___, between Donaldson Company, Inc., a Delaware corporation (the "Company") and _________________________ (the "Participant") pursuant to the Donaldson Company, Inc. 1991 Master Stock Compensation Plan (the "Plan").

                                  WITNESSETH:

WHEREAS, the Human Resources Committee of the Board of Directors of the Company have decided to enter into agreements with key executives to provide for long term performance awards, and

WHEREAS, the Plan contemplates that an award should be evidenced by a written agreement, executed by the Company and the Participant, containing such restrictions, terms and conditions as may be required by the Plan or the Committee.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and of other good and valuable consideration, the Participant and the Company hereby agree as follows:

1. Definitions. Participant acknowledges receipt of a copy of the Plan and reference is made to the Plan for definition of certain terms used in this Agreement.

     (a) "Award Delivery Date" means a date no more than 60 days nor less than 45 days after the end of an Incentive Cycle or such earlier date as hereinafter provided.

     (b) "Incentive Cycle" is the three consecutive year period set forth in the attached Exhibit A.

     (c) "Award Split" means Award split between business/corporate Performance Objectives for each Participant as determined by the Committee and set forth in the attached Exhibit A.

     (d) "Performance Objective" means the primary net earnings per share resulting from the Return on Investment and Compound Sales Growth determined by the Committee and set forth in Exhibit A.

     (e) "Return on Investment" and "Sales" for purposes of this Plan shall have the meaning and value set forth separately for each operating group and corporate in the monthly operating reports published by the Company's Accounting Department.

     (f)  "Vesting Date" shall be July 31, 19___.

2. Award. The Company hereby grants to the Participant an award (the "Award") based on the number of shares of Common Stock of the Company as set forth in the attached Exhibit A ("Performance Units") subject to the restrictions, terms and conditions set forth below and in the Plan.

3. Award Delivery. Except as provided in Paragraphs 5 and 6 below, the Award will be received only if the Performance Objectives set forth in Exhibit A have been achieved by the end of the Incentive Cycle. The Award shall be calculated by multiplying the Performance Units times a point, in an interpolation of the Award Value Matrix, that coincides with the intersection of the respective Performance Objectives' results. The Award shall be increased for Earnings Per Share consistency as set forth in Exhibit A. If applicable, other Award characteristics have also been referenced in Exhibit A. To avoid the necessity of issuing fractional shares, fractional amounts will be applied to tax withholding requirements.

4. Performance Objectives Alteration. The Performance Objectives may not be changed. Provided, however, that in the event of an acquisition, disposition or other change which, in the judgment of the Committee, may have a significant effect on particular Performance Objectives, the Committee may adopt such changes in the applicable Performance Objectives as it shall, in its sole discretion, deem equitable and appropriate to achieve the purpose of the Plan.

5. Termination and Transfer.

     (a) If the Plan is terminated or Participant ceases to be an employee by reason of retirement (as defined in the Company's Employee Retirement
          Plan), disability (as determined under the Company's Long Term Disability Plan), or death prior to the Vesting Date, the Award earned will be based on actual results compared to the Performance Objectives at the end of the Incentive Cycle and multiplied by a fraction whose numerator is the number of months completed in the cycle and denominator is thirty-six with delivery on the Award Delivery Date.

     (b) If Participant ceases to be an employee for any other reason than stated in (a) above, participation in the Plan will cease and the Award shall be immediately and irrevocably forfeited.

     (c) If a participant transfers to an ineligible position, the Award earned will be based on actual results compared to the Performance Objectives at the end of the Incentive Cycle and multiplied by a fraction whose numerator is the number of months completed in the cycle and denominator is thirty-six with delivery on the Award Delivery Date.

6. Reorganization. In the event of a reorganization, merger or consolidation of the Company with one or more Corporations in which the Company is not the surviving Corporation or in the event a Change in Control shall have occurred, the Performance Objectives shall be deemed to have been met for the period ending, respectively, on a date prior to such reorganization, merger or consolidation, as determined by the Committee or on the date on which the Change in Control occurs and, the Award shall be calculated in the same manner as provided under Section 5(a).

7.  Miscellaneous.

     (a) The rights and interest under this Agreement or the Plan may not be assigned, pledged or transferred except by will or the laws of descent and distribution.

     (b) The Company shall have the right to deduct from all Awards any taxes required by law to be withheld.

     (c) Nothing in the Plan or in this Agreement shall be deemed to grant any right of continued employment to Participant or to limit or waive any rights of the Company to terminate such employment at any time, with or without cause.

     (d) The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets or assure delivery of the Award under this Agreement. Any liability of the Company to Participant with respect to the Award shall be based solely upon any contractual obligations of this Agreement or that may be created by the Plan; no such obligation shall be deemed to be secured by any pledge or any encumbrance on any property of the Company.

     (e) The Company, the Company's Board of Directors, the Committee, the officers and other employees and agents of the Company shall be fully protected in relying in good faith on the computations and reports made pursuant to or in connection with the Plan by the Company's accountants or independent public accountants.

     (f) This Agreement is subject to the requirement that, if at any time the Committee determines, in its sole discretion, that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the Award or delivery of the Award, no delivery shall be made unless such consent or approval has been obtained free of any conditions not acceptable to the Committee.

     (g) Participant may elect to defer receipt of the award delivery until January of the year following the Award Delivery Date by executing an Award Delivery Deferral form prior to the Vesting Date.

     IN WITNESS WHEREOF, Donaldson and the Participant have duly executed Exhibit A to this Agreement effective the day and year first above written.


                                   EXHIBIT A

                            DONALDSON COMPANY, INC.


INCENTIVE CYCLE:  August 1, 19__ to July 31, 19__

PARTICIPANT:  __________________________

PERFORMANCE UNITS: ________

PERFORMANCE OBJECTIVES:           Compound Sales           Return on
                                  Growth Per Year          Investment
                  Maximum           ___________            __________
  Corporate       Target            ___________            __________
  Performance     Threshold         ___________            __________

                  Maximum           ___________            __________
  Group           Target            ___________            __________
  Performance     Threshold         ___________            __________

AWARD SPLIT:  Corporate _____% Group _____%

AWARD VALUE MATRIX:
      COMPOUND                  Maximum         1.00       1.25      1.50
      SALES GROWTH              Target           .75       1.00      1.25
                                Threshold        .50        .75      1.00
                                              Threshold   Target    Maximum

                              RETURN ON INVESTMENT

CONSISTENCY BONUS:  If Earnings per Share increase by at least 5% each year of the Incentive Cycle and the threshold Corporate Performance Objectives are achieved, the Award value shall be increased by 25%.

OTHER AWARD CHARACTERISTICS:



                                    Accepted _____________, 19__.



PARTICIPANT                         DONALDSON COMPANY, INC.

______________________              _______________________